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                                                                Exhibit 23(o)(7)

                                POWER OF ATTORNEY

          KNOW ALL BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Marc R. Bryant, Ryan M. Louvar, Keith T. Robinson, Michael L. Sapir, and Scott L. Zoltowski and each of them, to act severally as attorneys-in-fact and agents, with power of substitution and resubstitution, for the undersigned in any and all capacities to sign the Registration Statement of ProFunds and any pre- or post-effective amendments thereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

                                                /s/     LOUIS M. MAYBERG
                                               ---------------------------------
                                                        Louis M. Mayberg


Date:  February 26, 2003